AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT


     This Amendment No. 2 to the Management Agreement (the "Agreement") dated July 22, 1999, as amended on April 28, 2000, by and between Endeavor Series Trust (the "Trust") and Endeavor Management Co. (the "Manager"), is entered into effective October 9, 2000.

         1. Investment Description; Appointment. Pursuant to Section 1 of the Agreement the Trust hereby notifies the Manager that it has established one additional investment portfolio (the "New Investment Portfolio"), namely the CAPITAL GUARDIAN U.S. EQUITY PORTFOLIO and that the New Investment Portfolio should be included as "Portfolios" as that term is defined in the Agreement.

         2. Management Fees. Schedule A to the Agreement attached hereto is hereby amended to reflect the management fee payable with respect to the Capital Guardian U.S. Equity Portfolio as well as revisions to the management fees payable with respect to the Capital Guardian Value Portfolio (formerly the Endeavor Value Equity Portfolio), Jennison Growth Portfolio (formerly the Endeavor Opportunity Value Portfolio) and Capital Guardian Global Portfolio (formerly the Endeavor Select Portfolio).

     3. Miscellaneous. All other terms and conditions of the Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day of September, 2000.

                                                   ENDEAVOR SERIES TRUST


                                                 By:
                                                  ----------------------------
                                                  Authorized Officer

ENDEAVOR MANAGEMENT CO.

By:
   ----------------------------
      Authorized Officer

                                                    SCHEDULE A


                        Portfolio                                       Percentage of daily net assets
                        ---------                                       ------------------------------
Endeavor Money Market Portfolio                             .50% of average daily net assets

Endeavor Asset Allocation Portfolio                         .75% of average daily net assets

T. Rowe Price International Stock Portfolio                 .90% of average daily net assets

Capital Guardian U.S. Equity Portfolio                      .85% of first $300 million of average daily net
                                                            assets; .80% of average daily net assets over $300
                                                            million up to $500 million; .775% of average daily net
                                                            assets over $500 million

Dreyfus Small Cap Value Portfolio                           .80% of average daily net assets

Dreyfus U.S. Government Securities Portfolio                .65% of average daily net assets

T. Rowe Price Equity Income Portfolio                       .80% of average daily net assets

T. Rowe Price Growth Stock Portfolio                        .80% of average daily net assets

Jennison Growth Portfolio                                   .85% of average daily net assets

Endeavor Enhanced Index Portfolio                           .75% of average daily net assets

Capital Guardian Global Portfolio                               1.05%  of
                                                            first  $150  million
                                                            of average daily net
                                                            assets;   1.00%   of
                                                            average   daily  net
                                                            assets   over   $150
                                                            million  up to  $300
                                                            million;   .95%   of
                                                            average   daily  net
                                                            assets   over   $300
                                                            million  up to  $500
                                                            million;   .925%  of
                                                            average   daily  net
                                                            assets   over   $500
                                                            million

Endeavor High Yield Portfolio                               .775% of average daily net assets

Endeavor Janus Growth Portfolio                             .80% of average daily net assets

Capital Guardian Value Portfolio                                .85%  of
                                                            first  $300  million
                                                            of average daily net
                                                            assets;    .80%   of
                                                            average   daily  net
                                                            assets   over   $300
                                                            million  up to  $500
                                                            million;   .775%  of
                                                            average   daily  net
                                                            assets   over   $500
                                                            million